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                                                                   EXHIBIT 21.01


                  SIGNIFICANT SUBSIDIARIES OF THE CORPORATION


  Name of Company                         State of Incorporation or Organization
  ---------------                         --------------------------------------

Aristech Acrylics LLC                                     Kentucky